Pep Boys to Attend Investor Conferences

PHILADELPHIA – September 30, 2009 – The Pep Boys – Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket service and retail chain, today announced that it plans to attend several investor conferences and hold investor and analyst meetings over the next few months.

During these meetings, CEO Mike Odell and CFO Ray Arthur will present an overview of the Company’s vision – to be the automotive solutions provider of choice for the value-oriented customer – and the strategy for achieving this vision. The four-pronged strategy includes:

  Earning the trust of our customers every day
  Leading with our service business and growing through service and tire centers
  Establishing a differentiated retail experience by creating the automotive superstore
  Leveraging our automotive superstore to provide the most complete offering for our commercial customers

The slides to be presented at these meetings will be available on the Company’s Web site at www.pepboys.com.

About Pep Boys

Pep Boys has approximately 6,000 service bays within over 570 locations in 35 states and Puerto Rico. Along with its full-service vehicle maintenance and repair capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting www.pepboys.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding implementation of its long-term strategic plan, future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Pep Boys Contacts:

Investor Contact: Ray Arthur, 215-430-9720; Media Contact: Alex Spooner, 215-430-9588 Internet: http://www.pepboys.com